UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 12, 2023

QUALTRICS INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Delaware	001-39952	47-1754215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West River Park Drive
Provo, Utah 84604
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (385) 203-4999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 12, 2023, Qualtrics International Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Quartz Holdco, LLC, a Delaware limited liability company (“Parent”), and Quartz MergerCo, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Prior to the execution of the Merger Agreement, on March 12, 2023, the board of directors of the Company (the “Board”) resolved to (i) determine that the Merger Agreement and the transactions contemplated thereby (the “Transactions”) are fair to and in the best interests of, the Company and its stockholders, (ii) approve and declare advisable the Merger Agreement and the Transactions, (iii) authorize and approve the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth in the Merger Agreement, and (iv) subject to the terms of the Merger Agreement, recommend the adoption of the Merger Agreement by the stockholders of the Company.

In addition, prior to the execution of the Merger Agreement on March 12, 2023, the independent subcommittee of the audit committee of the Board unanimously resolved to (i) determine that the Merger Agreement and the Transactions are fair to and in the best interests of the Company and its stockholders (other than (A) Silver Lake Group, LLC (“Silver Lake”) and its affiliates, including Parent, (B) SAP SE (“SAP”) and its affiliates, and (C) Canada Pension Plan Investment Board and its affiliates (collectively, the “Excluded Parties”)), (ii) recommend that the Board approve and declare advisable the Merger Agreement and the Transactions and (iii) subject to the terms of the Merger Agreement, recommend the adoption of the Merger Agreement by the stockholders of the Company (other than the Excluded Parties).

Following execution of the Merger Agreement, SAP America, Inc. (“SAP America”), a wholly owned subsidiary of SAP, which holds approximately 95.9% of the combined voting power of the outstanding shares of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and Class B common stock of the Company, par value $0.0001 per share (“Class B Common Stock” and together with Class A Common Stock, the “Common Stock”), executed and delivered to the Company a written consent (the “Written Consent”) approving and adopting the Merger Agreement and the Transactions, including the Merger (the “Company Stockholder Approval”). As a result of the execution and delivery of the Written Consent, the holders of at least a majority of the (i) outstanding shares of Common Stock with the right to vote thereon and (ii) outstanding shares of Class B Common Stock (voting as a separate class) have adopted and approved the Merger Agreement. The delivery of the Written Consent constituted the necessary approvals of stockholders for the approval of the Merger, subject to the other conditions set forth in the Merger Agreement (as further described below).

As a result of the Merger, each share of Common Stock outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (subject to certain exceptions, including shares of Common Stock owned by the Company, Merger Sub, Parent or any of their respective direct or indirect wholly owned subsidiaries and shares of Common Stock owned by stockholders of the Company who have validly demanded and not withdrawn appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”)) will, at the Effective Time, automatically be cancelled and converted into the right to receive $18.15 in cash (the “Merger Consideration”), without interest and subject to applicable withholding taxes.

As a result of the Merger, each outstanding restricted stock unit (each, a “Restricted Stock Unit”) will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (a) the Merger Consideration multiplied by (b) the aggregate number of shares of Common Stock subject to such Restricted Stock Unit (with such number of shares determined based on the attainment of the applicable performance metrics at the target level of performance for Restricted Stock Units subject to performance-based vesting restrictions) (the “Restricted Stock Unit Consideration”). The Restricted Stock Unit Consideration with respect to Restricted Stock Units that are vested as of immediately prior to the Effective Time will be paid immediately after the Effective Time (and in no event later than five days following the Effective Time). The Restricted Stock Unit Consideration with respect to Restricted Stock Units that are unvested as of immediately prior to the Effective Time will vest and become payable at the same time as the underlying Restricted Stock Unit would have vested and been payable pursuant to its terms and will otherwise remain subject to the same terms and conditions as were applicable to the underlying Restricted Stock Unit immediately prior to the Effective Time, provided that no performance-based vesting metrics or criteria will apply from and after the Effective Time.

In addition, at the Effective Time, each outstanding option to acquire Common Stock (each, a “Company Option”), whether vested or unvested, will automatically be cancelled and converted into the right to receive an amount in cash immediately after the Effective Time (and in no event later than five days following the Effective Time) equal to the product of (a) the number of shares of Common Stock subject to such Company Option as of immediately prior to the Effective Time, multiplied by (b) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option. Any Company Option with an exercise price per share equal to or greater than the Merger Consideration will be cancelled without any cash payment being made in respect thereof.

If the Merger is consummated, the Class A Common Stock will be delisted from The Nasdaq Stock Market LLC and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Closing Conditions

Completion of the Merger is subject to certain closing conditions, including (a) at least 20 calendar days having elapsed since the mailing to the Company’s stockholders of the definitive information statement to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Merger (in accordance with Regulation 14C under the Exchange Act), (b) (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (ii) the clearance or obtainment of the applicable approvals under certain specified foreign antitrust laws and foreign investment laws, (c) the absence of laws enjoining, restraining or otherwise prohibiting or making illegal the Merger, (d) the accuracy of the other party’s representations and warranties, subject to certain customary materiality standards set forth in the Merger Agreement, (e) compliance in all material respects with the other party’s obligations under the Merger Agreement, and (f) no Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement and being continuing as of the Effective Time. The completion of the Merger is not subject to any financing condition.

No Solicitation

The Merger Agreement includes covenants requiring the Company not to (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries with respect to or which would reasonably be expected to lead to the submission of, any acquisition proposal, (ii) engage in, continue or otherwise participate in discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any acquisition proposal, (iii) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement relating to, or which would reasonably be expected to provide for, any acquisition proposal or that would require the Company to abandon, terminate or fail to consummate the Merger subject to, prior to receipt of the Company Stockholder Approval (which Company Stockholder Approval was effected upon the execution and delivery of the Written Consent), a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in discussions or negotiations with, third parties with respect to an acquisition proposal if the Company complies with certain notice and other requirements and the Board determines in good faith (after consultation with outside legal counsel and an outside financial advisor) that such acquisition proposal is more favorable to the Company’s stockholders from a financial point of view than the Merger and that is reasonably likely to be completed, taking into account the legal, financial, regulatory and other aspects of such acquisition proposal, subject to certain matching rights in favor of Parent, (iv) take any action to exempt any third party from the restrictions on “business combinations” contained in Section 203 of the DGCL or any other applicable Takeover Statute (as defined in the Merger Agreement) or otherwise cause such restrictions not to apply; or (v) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to an acquisition proposal.

Termination and Fees

Either the Company or Parent may terminate the Merger Agreement in certain circumstances, including if (i) the Merger is not completed by September 8, 2023 (the “Outside Date”), subject to certain limitations, and provided that the Outside Date will automatically be extended to December 7, 2023 if certain regulatory closing conditions have not been satisfied as of September 8, 2023, but all other conditions to closing have been satisfied, (ii) a governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law permanently prohibiting the Merger, and (iii) the other party breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases to the right of the breaching party to cure the breach. Parent and the Company may also terminate the Merger Agreement by mutual written consent.

If the Merger Agreement is terminated in certain circumstances, the Company would be required to pay Parent a termination fee of $311,514,031.

Other Terms of the Merger Agreement

Each of the Company, Parent and Merger Sub has made customary representations, warranties and covenants in the Merger Agreement, including, among others, with respect to the Company, covenants (i) to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the consummation of the Merger, and (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by Parent. The parties have also agreed to use reasonable best efforts to consummate the Merger as promptly as reasonably practicable, including taking all actions necessary to obtain the regulatory approvals necessary to complete the Merger, subject to certain limitations.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

A copy of the Merger Agreement has been included to provide Company stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about the Company, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders or other security holders. Company stockholders and other security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, the Company, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the information statement on Schedule 14C that the Company will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that the Company will make, with the SEC.

Equity Commitment Letters

Pursuant to equity commitment letters, each dated March 12, 2023, Silver Lake Partners VI DE (AIV), L.P. (“SL Investor 1”), Silver Lake Partners VII DE (AIV), L.P. (“SL Investor 2”) and Silver Lake Strategic Investors VI, L.P. (“SL Investor 3”), on the one hand, and CPP Investment Board (USRE V) Inc. (“CPP Investor”), on the other hand, have committed to provide Parent, on the terms and subject to the conditions set forth in the respective equity commitment letter, an aggregate equity contribution in an amount that is sufficient to fund the payment of the aggregate Merger Consideration in accordance with the Merger Agreement at the closing of the Merger.

Limited Guarantees

Pursuant to limited guarantees, each dated March 12, 2023, SL Investor 1, SL Investor 2 and SL Investor 3, on the one hand, and CPP Investor, on the other hand, have agreed to guarantee a portion of the payment obligations of Parent to pay monetary damages in accordance with the terms and conditions of the Merger Agreement, in an aggregate amount not to exceed $685,330,869.

Separation Agreement

On March 12, 2023, concurrently with the execution of the Merger Agreement, the Company and SAP entered into a Separation Agreement (the “Separation Agreement”), which governs, among other things, the terms of the separation of the Company’s business from SAP.

The Separation Agreement requires the parties to use commercially reasonable efforts to take certain actions in respect of separating certain shared operations and resources of the Company and SAP so that the Company can operate on a standalone basis independent of SAP following the closing of the Merger (the “Separation”). If the Separation has not been fully completed prior to the closing of the Merger, the Company and SAP will enter into a Transition Services Agreement on mutually agreed terms under which SAP may continue providing certain support services and assistance to the Company after closing of the Merger on a transitional basis.

The Separation Agreement also governs the treatment of certain intercompany agreements between the Company, on the one hand, and SAP and its affiliates, on the other hand, which will terminate contingent upon and subject to the consummation of the closing of the Merger, except with respect to certain specified agreements or limited terms of such intercompany agreements that are intended to survive after the closing of the Merger. The Separation Agreement also provides for a mutual release of claims, contingent upon and subject to the consummation of the closing of the Merger, under the intercompany agreements that fully terminate at the closing of the Merger. A description of the material terms of each intercompany agreement between SAP and the Company is included in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commissions on April 15, 2022.

The Separation Agreement also sets forth agreements that will govern certain aspects of the relationship between SAP and the Company after the closing of the Merger, including agreements with respect to the parties’ anticipated continued commercial relationships and transitional trademark usage. The Separation Agreement also restricts SAP’s ability to transfer any of its shares of Common Stock until the earlier of the termination of the Merger Agreement in accordance with its terms or the closing of the Merger.

The foregoing description of the Separation Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Separation Agreement, which is attached as Exhibit 2.2 and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 12, 2023, SAP America, the holder of 423,170,610 shares of Class B Common Stock, constituting approximately 95.9% of the combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock at that time, executed the Written Consent adopting and approving the Merger Agreement and the Transactions, including the Merger. No further approval of the stockholders of the Company is required to adopt and approve the Merger Agreement. The Company will file with the SEC as promptly as practicable, and thereafter mail to its stockholders, a Schedule 14C information statement describing the Merger Agreement and the Transactions, including the Merger.

Item 7.01 Regulation FD Disclosure.

On March 12, 2023, the Company issued a joint press release of the Company and Silver Lake announcing the Merger. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933 or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or outcomes to differ materially from those anticipated or implied in the statements. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, (a) the ability of the parties to consummate the Merger in a timely manner or at all; (b) the satisfaction (or waiver) of closing conditions to the consummation of the Merger; (c) potential delays in consummating the Merger; (d) the ability of the Company to timely and successfully achieve the anticipated benefits of the Merger; (e) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (f) the Company’s ability to implement its business strategy; (g) significant transaction costs associated with the Merger; (h) potential litigation relating to the Merger; (i) the risk that disruptions from the Merger will harm the Company’s business, including current plans and operations; (j) the ability of the Company to retain and hire key personnel; (k) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (l) legislative, regulatory and economic developments affecting the Company’s business; (m) general economic and market developments and conditions; (n) the evolving legal, regulatory and tax regimes under which the Company operates; (o) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance; (p) restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (q) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors.

Additional risks and uncertainties that could cause actual results, performance or outcomes to differ materially from those contemplated by the forward-looking statements are and/or will be included under the caption “Risk Factors” and elsewhere in the Company’s most recent Annual Report on Form 10-K, filed with the SEC on February 24, 2023, and any subsequent public filings. Forward-looking statements speak only as of the date the statements are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation to update forward-looking statements, whether to reflect new information, events or circumstances after the date they were made or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of March 12, 2023, by and among Qualtrics International Inc., Quartz Holdco, LLC, and Quartz MergerCo, Inc.
2.2	Separation Agreement, dated as of March 12, 2023, by and between Qualtrics International Inc. and SAP SE
99.1	Joint Press Release of the Company and Silver Lake, dated March 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALTRICS INTERNATIONAL INC.

Dated: March 13, 2023	By:	/s/ Blake Tierney
	Name:	Blake Tierney
	Title:	General Counsel